Exhibit 99.1

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the fees and expenses incurred by Invesco Mortgage Capital Inc. (the “Company”) in connection with the issuance and sale of 20,000,000 shares of the Company’s common stock, $0.01 par value per share, other than underwriting discounts and commissions. All fees, except the Securities and Exchange Commission registration fee and the NYSE listing fee, are estimates.

Securities and Exchange Commission registration fee	$49,053
NYSE listing fee	110,400
Legal fees and expenses	55,000
Accounting fees and expenses	19,000
Printing and engraving expenses	15,000
Other	51,547
Total	$300,000